Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Healthpeak Properties, Inc.:

•	Form S-4, File No. 333-276055, as amended, related to the issuance of common shares of Healthpeak Properties, Inc. in connection with the proposed merger with Physicians Realty Trust,

•	Form S-8, File No. 333-271514, related to the Healthpeak Properties, Inc. 2023 Performance Incentive Plan,

•	Form S-3ASR, File No. 333-269718, related to the unlimited shelf registration of common stock, preferred stock, depositary shares, warrants, debt securities and guarantees of Healthpeak Properties, Inc. and debt securities and guarantees of Healthpeak OP, LLC, and

•	Form S-8 POS, File No. 333-195735, related to securities to be offered to employees under the Healthpeak Properties, Inc. 2014 Performance Incentive Plan, as amended and restated,

of our reports dated February 24, 2023, relating to the consolidated financial statements and schedules of Physicians Realty Trust and the effectiveness of Physicians Realty Trust’s internal control over financial reporting, appearing in this Current Report on Form 8-K of Healthpeak Properties, Inc.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

February 7, 2024